Exhibit 4.1(vi)(a)

CLASS A WARRANT AGREEMENT

THIS CLASS A WARRANT AGREEMENT (this "Agreement") is entered into as of November 20, 2007, by and between HYBRID DYNAMICS CORPORATION, a Nevada corporation (the "Company"), and Corporate Stock Transfer, Inc. a Colorado corporation (hereinafter referred to, together with any successors and assigns, as the "Warrant Agent").

Recitals

A. WHEREAS, the Company intends to offer for sale to prospective investors, in one or more offerings, units of the Company’s securities, which shall include, among other things, the Company’s warrants; and

B. WHEREAS, in connection with the proposed offerings and as part of the transactions to be consummated pursuant to the offerings, the warrants to be issued by the Company shall provide for the purchase of one (1) share of the Company’s Common Stock, par value $0.00015 per share, for each warrant (each, a "Class A Warrant" or “Warrant”); and

C. WHEREAS, the Company desires to provide for the issuance of up to Six Million Six Hundred Thousand (6,600,000) Class A Warrants and to issue up to Six Million Six Hundred Thousand (6,600,000) shares of Common Stock deliverable upon exercise of the Class A Warrants (each, a "Warrant Share"); and

D. WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, division, transfer, exchange and exercise of Warrants.

Agreement

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, and for the purpose of defining the terms and provisions of the Class A Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Class A Warrants and any security into which they may be exchanged, the parties hereto covenant and agree as follows:

1. DEFINITIONS
In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

1.1. “Black Scholes Warrant Value,” as of any date, shall mean the value of one Warrant to purchase one Warrant Share as of that date using the Black Scholes method to determine such value with the following inputs on the Bloomberg page titled CHTR EQUITY OV (Exotic Option Type 4) (or any subsequent page that hereafter replaces such page), and utilizing a term equal to the duration of the then remaining Exercise Period, a strike price equal to the then

Exercise Price, and a volatility of 50. In the event that the Company’s (or any successor’s) common stock ceases to be traded on any exchange or electronic share price quotation system (or such calculation is not available via the Bloomberg page for any other reason), the Black Scholes Warrant Value shall be calculated using assumptions determined in good faith by the Company’s Board of Directors.

1.2. "Business Day" shall mean a day other than (a) a Saturday or Sunday, (b) any day on which banking institutions located in the City of New York, New York are required or authorized by law or by local proclamation to close or (c) any day on which the New York Stock Exchange is closed.

1.3. "Common Stock" shall mean the shares of the Company's common stock, par value $0.00015 per share.

1.4. "Commercially Reasonable Best Efforts," when used with respect to any obligation to be performed or term or provision to be observed hereunder, shall mean such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its rights or interests; provided that such efforts do not require the Person whose performance or observance is required hereunder to incur a material financial cost or a substantial risk of material liability unless such cost or liability (i) is specifically contained in this Agreement; (ii) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (iii) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder; or (iv) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving the Person whose performance or observance is required hereunder to the extent necessary or appropriate to effect the relevant action.

1.5. “Effective Date” shall mean the effective date of the Registration Statement referred to in paragraph 1.15 hereof.

1.6. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.7. "Exercise Period" shall mean the period commencing on the later of (x) the date the Warrants are issued to the initial Holders and (y) the Termination Date, ending at 5:00 p.m., New York City time, on December 31, 2012.

1.8. "Exercise Price" shall mean the purchase price for each Warrant Share, which shall be one dollar ($1.00 USD) per Warrant for each Warrant Share, as adjusted from time to time pursuant to Sections 9.1 and 9.2 hereof.

1.9.  “Holder” shall mean the owner of a Class A Warrant and any security into which the Warrant may be exchanged who have been registered on the books of the Warrant Agent, in accordance with the provisions of Section 2.2 hereof.   Notwithstanding any rights to which

a Person may be entitled under local law, a holder in due course of any particular Class A Warrant or any particular security into which the Warrant may be exchanged shall not be considered nor treated as a “Holder” hereunder unless and until such Person shall have been registered as an owner of such particular Warrant or security on the books of the Warrant Agent (notwithstanding that such Person may previously have been registered as an owner with respect to other Class A Warrants or securities into which the Warrant may be exchanged).

1.10. "Market" shall mean the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“OTCBB”), or if the Common Stock is no longer authorized for quotation on such system, such electronic quotation system upon which the Common Stock is listed, including but not limited to, the electronic quotation system maintained by PinkSheets, LLC.

1.11. “Offering” shall mean that sale by the Company of units of its securities (consisting of Warrants, the Company’s preferred stock and Common Stock), pursuant to the terms of a private placement memorandum of contemporaneous date herewith.

1.12. "Person" shall mean a natural person, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, limited liability partnership, government or any agency or political subdivision thereof or any other entity or organization.

1.13. "Qualifying Prospectus" shall mean a prospectus contained in a Registration Statement that satisfies all legal requirements.

1.14. “Registrable Securities” shall mean the Class A Warrants and the shares of Common Stock acquired upon exercise of the Class A Warrants until such time as (1) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (2) such Registrable Securities are saleable pursuant to Rule 144K (or any similar provision then in force) under the Securities Act, without any restriction, whichever is earlier.

1.15. "Registration Statement" shall mean a registration statement relating to the resale of the Registrable Securities.

1.16. "SEC" shall mean the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

1.17. "Securities Act" shall mean the Securities Act of 1933, as amended.

1.18. "Warrant Agent" shall mean Corporate Stock Transfer, Inc. and any successor hereunder.

1.19. “Warrant Shares” shall mean the shares of the Company’s $0.00015 par value Common Stock issuable upon the exercise of Class A Warrants.

2. FORM OF WARRANT; EXECUTION; REGISTRATION
2.1. Form of Class A Warrant; Execution of Class A Warrants. The certificates evidencing the Class A Warrants (the "Warrant Certificates") shall be in a form satisfying the requirements of the Market. The Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, Chief Operating Officer, President or one of its Vice Presidents. The signature of any such officer on the Warrant Certificates may be manual or by facsimile. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate. Each Warrant Certificate shall be dated the date it is countersigned by the Warrant Agent pursuant to Section 2.3 hereof.

2.2. Registration. The Warrant Certificates shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent initially in Denver, Colorado (or such other place in the continental United States as the Warrant Agent shall from time to time notify the Company and the Holders in writing) (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

2.3. Countersignature of Warrants. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or the Secretary of the Company, countersign, issue and deliver Warrant Certificates entitling the Holders thereof to purchase not more than an aggregate of six hundred thousand (600,000) Warrant Shares (subject to adjustment pursuant to Section 9 hereof) and shall countersign, issue and deliver Warrant Certificates as otherwise provided in this Agreement.

3. TRANSFER AND EXCHANGE OF WARRANTS
Subject to the terms hereof, the Warrant Agent shall initially countersign, register in the Warrant Register and deliver Warrants hereunder in accordance with the written instructions of the Company. Subject to the terms hereof and the receipt of such documentation as the Warrant Agent may reasonably require, the Warrant Agent shall thereafter from time to time register the transfer of any outstanding Warrants upon the Warrant Register upon surrender of the Warrant Certificate or Certificates evidencing such Warrants duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Certificates surrendered then entitles such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Upon registration of transfer, the Company shall issue and the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto.

No service charge shall be made for any exchange or registration of transfer of a Warrant Certificate or of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp tax or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer pursuant to Section 5 hereof.

By accepting the initial delivery, transfer or exchange of Warrants, each Holder shall be deemed to agree to the terms of this Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance with Section 15.3 hereof. A Holder may obtain a copy of this Agreement without cost upon written request to the Company at its principal office or the Warrant Agent.

4. TERM OF WARRANTS; EXERCISE OF WARRANTS; REGISTRATION OF WARRANT SHARES
4.1. Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised on any Business Day during the Exercise Period, to receive from the Company the number of Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares, and the Warrant Shares issued to a Holder upon exercise of its Warrants shall be duly authorized, validly issued, fully paid, non-assessable and shall not have been issued in violation of or subject to any preemptive rights. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the expiration of the Exercise Period, provided, however, that if the Exercise Period ends during a suspension pursuant to Section 4.3 hereof, the Exercise Period shall be extended for an additional period of time equal to the longer of the period of such suspension during the Exercise Period and twenty (20) Business Days after the date on which the Warrant Agent sends notice to the Holders of the expiration of such suspension period. As used herein, the term "Effective Date" means the first date on which the Company's Registration Statement is declared effective by the SEC.

4.2. Exercise of Warrants. During the Exercise Period, except as such may be suspended from time to time as set forth in Section 4.3 hereof, each Holder may, subject to the terms of this Agreement, exercise from time to time some or all of the Warrants evidenced by its Warrant Certificate(s) by (i) surrendering to the Company at the principal office of the Warrant Agent such Warrant Certificate(s) with the form of notice attached thereto duly filled in and signed, which signature shall be guaranteed by an eligible guarantor institution (a bank, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule l7Ad-15 of the Exchange Act, and (ii) paying to the Warrant Agent for the account of the Company the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are exercised. Warrants shall be deemed exercised on the date such Warrant Certificate(s) are surrendered to the Warrant Agent and tender of payment of the aggregate Exercise Price is made. Payment of the aggregate Exercise Price shall be made by wire transfer of immediately available funds to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company, or by any combination thereof or by such other form or method of payment acceptable to the Warrant Agent. All payments required to be made hereunder shall be made in lawful money of the United States of America.

Upon the exercise of any Warrants in accordance with this Agreement, the Company shall cause the Warrant Agent, on the Company's behalf, to issue and deliver with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants and shall take such other actions or cause the Warrant Agent to take such other actions at the Company's sole expense as are necessary to complete the exercise of the Warrants (including, without limitation, payment of any cash with respect to fractional interests required under Section 10 hereof). The certificate or certificates representing such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date the Warrants are exercised hereunder. Each Warrant Share, when issued upon exercise of the Warrants, shall be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

In the event that less than all of the Warrants evidenced by a Warrant Certificate are exercised, the Holder thereof shall be entitled to receive a new Warrant Certificate or Certificates as specified by such Holder evidencing the remaining Warrant or Warrants, and the Warrant Agent is hereby irrevocably authorized by the Company to countersign, issue and deliver the required new Warrant Certificate or Certificates evidencing such remaining Warrant or Warrants pursuant to the provisions of this Section 4.2 and of Section 3 hereof. The Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

Upon delivery of the Warrant Shares issuable upon exercise of a Warrant in accordance herewith and of any required new Warrant Certificates, the Company shall direct the Warrant Agent by written order to cancel the Warrant Certificates surrendered upon exercise. Such canceled Warrant Certificates shall then be prominently marked as “CANCELLED” on the front and back of the Warrant Certificate by the Warrant Agent and maintained with all records, notices and other documents relating to the exercise of the Warrant, or delivered to the Company, in accordance with the Company’s written instructions to the Warrant Agent. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all amounts received by the Warrant Agent upon exercise of such Warrants.

The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall at its sole expense supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

4.3. Registration of Warrant and Warrant Shares; Suspension of Exercise Period.

4.3.1. The Company shall file, and keep effective at all times during the Exercise Period, a Registration Statement providing for the resale, under the Securities Act, of the Warrants and all shares of Common Stock issuable upon exercise of the Warrants within one hundred twenty (120) days of the final closing of the Offering, and will make such number of Qualifying Prospectuses available to Holders as they shall reasonably request.  Notwithstanding the foregoing, no shares of Common Stock shall be issued, and the right to exercise all Warrants shall be suspended, for all periods during which there is not an effective Registration Statement and/or there is not a Qualifying Prospectus available to Holders; provided, however, that the Company will at all times employ its Reasonable Best Efforts to remedy any circumstances which causes the Registration Statement to not be effective and/or which causes Qualifying Prospectuses to not be available to Holders. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant Agent shall have no duty, responsibility or liability in respect of any shares of Common Stock issued or delivered prior to its receipt of such notice. The Company shall promptly notify the Warrant Agent of the termination of any such suspension and the Company shall cause the Warrant Agent to notify the Holders of the termination of such suspension within twenty (20) business days following notice to the Warrant Agent by the Company.

4.3.2. Notwithstanding the foregoing, the Company shall have the right, exercisable by giving written notice of the exercise of such right to the Warrant Agent, at any time and from time to time, to suspend the Exercise Period or delay filing for a period not in excess of sixty (60) days beginning on the date on which such notice is given, or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by the Company to such effect, upon the occurrence of any of the following: (i) the Company shall have previously entered into an agreement or letter of intent contemplating an underwritten public offering on a firm commitment basis of Common Stock or securities convertible into or exchangeable for Common Stock and the managing underwriter of such proposed public offering advises the Company in writing that in its opinion such proposed underwritten offering would be materially and adversely affected by a concurrent registered offering of Registrable Securities (such opinion to state the reasons therefore), or (ii) During the two (2) month period immediately preceding such request, the Company shall have entered into an agreement or letter of intent, which has not expired or otherwise terminated, contemplating a material business acquisition by the Company or its subsidiaries whether by way of merger, consolidation, acquisition of assets, acquisition of securities or otherwise; or (iii) At the time of receipt of a registration request, the Company is engaged, or its board of directors has adopted by resolution a plan to engage, in any program for the purchase of Common Stock or securities convertible into or exchangeable for Common Stock and, in the opinion of counsel, reasonably satisfactory to the requesting Holders, the distribution of the Common Stock to be registered would cause such purchase to be in violation of Regulation M promulgated under the Exchange Act.

4.3.3. The rights to cause the Company to register Registrable Securities granted pursuant to the provisions hereof may be transferred or assigned by any Holder to a transferee or assignee; provided; however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, hereunder.

5. PAYMENT OF TAXES
The Company will pay all documentary stamp and other like taxes, if any, attributable to the initial issuance and delivery of the Warrants and the initial issuance and delivery of the Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder of the Warrants being exercised, and the Warrant Agent shall not register any such transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

6. MUTILATED OR MISSING WARRANT CERTIFICATES
In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and at the direction of the Company by written order the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by the Company or the Warrant Agent, also reasonably satisfactory to them. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable procedures as the Company or the Warrant Agent may reasonably require.

7. RESERVATION OF WARRANT SHARES
There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, free of all preemptive rights, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase of Warrant Shares represented by the outstanding Warrants. The transfer agent for the Common Stock and every subsequent or other transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants (each, a "Transfer Agent") will be and are hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Company or a Transfer Agent, as the case may be, the certificate for Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply its Transfer Agent with duly executed stock certificates for such. The Company will furnish to its Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9.3 hereof. The Company will give the Warrant Agent prompt notice of any change in any Transfer Agent or any change of address of any Transfer Agent.

Before taking any action, which would cause an adjustment pursuant to Section 9 reducing the Exercise Price, the Company will take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares at the Exercise Price as so adjusted.

8. STOCK EXCHANGE LISTINGS
The Company may, in its sole discretion, use its Commercially Reasonable Efforts (including requests for waivers) to have the Warrants listed for quotation on the Market, and shall use its Commercially Reasonable Efforts to maintain such listing or inclusion. In the event the Warrants do not qualify for such listing or inclusion, the Company may, in its sole discretion, use its Commercially Reasonable Efforts (including, requests for waivers) to effect such inclusion or listing whenever the Warrants qualify therefore. Any such listing and inclusion shall be at the Company's sole expense. In connection with any such listing or inclusion, the Company shall cause a CUSIP number to be provided for the Warrants.

9. ADJUSTMENT OF EXERCISE PRICE; NUMBER OF WARRANT SHARES AND SHARES OF CAPITAL STOCK INTO WHICH WARRANTS ARE EXERCISABLE; REDEMPTION
The number and kind of securities purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

9.1. Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a) Adjustment for Change in Capital Stock. Subject to paragraph (b) below, in case the Company shall (i) pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution of shares of Common Stock on its outstanding shares of Common Stock, (ii) make a distribution on its outstanding shares of Common Stock in shares of its capital stock other than Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), then the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive upon the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto. If a Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of Warrants, the allocation of the adjusted Exercise Price between such classes capital stock shall be determined reasonably and in good faith by the Board of Directors of the Company. After such allocation, the exercise privilege and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms substantially identical to those applicable to Common Stock in this Section 9. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date for such event or, if none, immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

(b) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a Warrant Share and the nearest cent.

(c) Adjustment in Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

(d) Shares of Common Stock. For all purposes of this Agreement, the term "shares of Common Stock" shall mean (i) the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9.1, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms substantially identical to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (c) above, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

9.2. Voluntary Adjustment by the Company. The Company may, at its option and at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

9.3. Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of Warrant Shares is adjusted as herein provided, the Company shall cause the Warrant Agent promptly to mail to each Holder, at the sole expense of the Company by first class mail, postage prepaid, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of an officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth in reasonable detail the computations by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder requesting an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable on exercise of Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

9.4. Redemption. At any time after one hundred twenty (120) days from the Effective Date, provided that the Registration Statement is then effective, the Company may call the Warrants for redemption prior the expiration of the Exercise Period at any time after the common stock has traded above $1.50 for 10 consecutive trading days, and at its option, deliver to the Warrant Agent a notice of redemption (the “Redemption Notice”), which shall be binding on the Warrant Agent, the Company and on all Holders, stating the Company’s intent to redeem all Warrants at a price equal to one cent ($0.01 USD) per Warrant (the “Redemption Price”).  The Company shall deliver to each Holder a copy of the Redemption Notice and shall certify to the Warrant Agent that such copies have been delivered.  In the event the Company delivers a Redemption Notice, any right to exercise a Warrant shall terminate at 5:00 PM on the later of (i) the 30th day from the date of the Redemption Notice, or (ii) the 30th day from the date of delivery of the Redemption Notice (the “Redemption Closing Date”). On and after the Redemption Closing Date, the Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price, without interest.

9.5. Statement on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of Warrant Shares as are stated in the Warrants initially issuable pursuant to this Agreement.

9.6. No Impairment. The Company shall not, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms and provisions of this Agreement, amend its Certificate of Incorporation or engage in any reclassification, reorganization, consolidation, merger, dissolution, liquidation, issue, sale or exchange of securities or any other voluntary action, but will at all times in good faith assist in the implementation of all such terms and provisions and in the taking of all such actions as may be necessary or appropriate in order to enable the Holders to realize the benefits of this Agreement and the Warrant Certificate.

10. FRACTIONAL INTERESTS
Neither the Company nor the Warrant Agent shall be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant, the number of Warrant Shares so issued shall be rounded up to the nearest whole number.  No cash shall be payable in lieu of fractional interests.

11. NO RIGHTS AS STOCKHOLDERS, NOTICES TO HOLDERS
Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

In case:

(a)	the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

(b)	the Company shall authorize the distribution to all holders of shares of Common Stock of securities or assets (other than cash dividends); or

(c)	of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of a substantial portion of the assets of the Company for which approval of any stockholders of the Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

(d)	of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder at its address appearing on the Warrant Register, at least twenty (20) days  prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the Holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that Holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

12. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT
Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporation trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 14 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

13. APPOINTMENT OF WARRANT AGENT
The Company hereby appoints the Warrant Agent to act as agent for the Company hereunder and in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.  The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrant Certificates, shall be bound:

13.1. Correctness of Statements. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrants except as herein otherwise provided.

13.2. Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

13.3. Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and shall not be responsible for the misconduct or negligence of any attorney or agent (which shall not include an employee of the Warrant Agent) appointed with due care.

13.4. Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

13.5. Proof of Action Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

13.6. Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including but not limited to legal fees and expenses), and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent or any of its agents in the performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction and authority. The Company's obligations under this Section 13.6 and any claim arising hereunder shall survive the resignation or removal of the Warrant Agent and the termination or discharge of the Company's obligations under this Agreement.

13.7. Legal Proceeding. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred or any liabilities which may arise, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action of any Holder under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

13.8. Other Transactions in Securities of the Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or any other securities of the Company or acquire a pecuniary interest in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

13.9. Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall no liability for any damages, claims, costs, expenses or any injury sustained or which may be sustained by the Company, any Holder or any Person seeking to enforce this Agreement by reason of anything the Warrant Agent may do or refrain from doing in connection with this Agreement, except for its own gross negligence or bad faith.

13.10. Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

13.11. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereto) or any Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other securities) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other securities) will, when issued, be validly issued, fully paid and non-assessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or any assets or other property issuable upon exercise of any Warrant.

13.12. Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers, provided such instructions are not in contravention of this Agreement.

14. CHANGE OF WARRANT AGENT
The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company thirty (30) days' notice in writing. The Company may remove the Warrant Agent if: (1) the Warrant Agent fails to comply with the terms of this Agreement; (2) the Warrant Agent is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Warrant Agent under any bankruptcy law; (3) a custodian or public officer takes charge of the Warrant Agent or its property; or (4) the Warrant Agent becomes, in the sole and absolute judgment of the Company, incapable of acting. The Warrant Agent shall be removed upon delivery of notice to the Warrant Agent from the Company, which notice shall specify the date when removal shall become effective. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant Certificate or Certificates for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust Company, in good standing, incorporated under the laws of the United States of America or any state thereof. After appointment and acceptance of such appointment in writing, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 14, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.

15. MISCELLANEOUS

15.1. Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage prepaid, (a) to the Company, at its offices at 892 North 340 East, American Fork, Utah 84003.  Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party. Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses in the Warrant Register.  The initial address of each Holder shall be as provided by the Company to the Warrant Agent. Any Holder may change its address by notice to the Company and the Warrant Agent given in accordance with this Section 15.1.

15.2. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part.

15.3. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, the Warrants and the Warrant Certificates without approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to comply with the requirements of any national securities exchange or the Market, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and this Agreement. Any other supplement or amendment to this Agreement may be made with the approval of the holders of a majority of the then outstanding Warrants; provided, however, that any such amendment or supplement that (i) increases the Exercise Price; (ii) decreases the number of shares of Common Stock issuable upon exercise of a Warrant; or (iii) shortens the period during which the Warrants may be exercised shall require the consent of each Holder of a Warrant affected thereby.

15.4. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the Company or the Warrant Agent and their respective successors hereunder.

15.5. Applicable Law. This Agreement, the Warrants, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of Nevada (excluding the choice of law rules thereof).

15.6. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective assigns and the Holders.

15.7. Execution in Counterparts. This Agreement may be executed in multiple counterparts, which, when taken together, shall constitute one and the same instrument.

15.8. Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

IN WITNESS WHEREOF, each of the undersigned have duly caused this Agreement to be executed on its behalf as of the day and year first above written.

[signature page follows]

HYBRID DYNAMICS CORPORATION	CORPORATE STOCK TRANSFER, INC.

By: /s/ PAUL RESSLER	By: /s/ CARYLYN BELL
Print Name Paul Ressler Title President	Print Name Carylyn Bell Title President

Certificate Number	CUSIP No.

THIS CLASS A WARRANT IS GOVERNED BY AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE CLASS A WARRANT AGREEMENT (AS DEFINED HEREIN). A COPY OF THE CLASS A WARRANT AGREEMENT MAY BE OBTAINED UPON REQUEST FROM HYBRID DYNAMICS CORPORATION OR THE WARRANT AGENT (AS DEFINED HEREIN).

Warrant to Purchase Common Stock $0.00015 Par-Value of
HYBRID DYNAMICS CORPORATION
Void after 5:00 pm New York City Time December 31, 2012

Number (the “Warrant Shares”)	Date

This Class A Warrant (the "Warrant") is issued to:

Name

Address

City State Zip

This Warrant is issued pursuant to that certain Class A Warrant Agreement dated as of November 20, 2007 (the "Warrant Agreement"), between the HYBRID DYNAMICS CORPORATION, a Nevada corporation (the “Company”) and Corporate Stock Transfer, Inc. as Warrant Agent (together with any successors and assigns, the "Warrant Agent").

All capitalized terms not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the holder is entitled, upon surrender of this Warrant to the Warrant Agent (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to the number of Warrant Shares as set forth above of fully paid and non-assessable shares of the Company's common stock, par value $0.00015 per share, as constituted on the Warrant Issue Date (the "Common Stock"), on the basis of one (1) share of the Company’s Common Stock for one (1) Warrant Share. The number of shares of Common Stock issuable pursuant to this Section 1 (the "Warrant Shares") shall be subject to adjustment pursuant to Section 9 of the Warrant Agreement.

2. Exercise Price. The purchase price for the Warrant Shares shall be one dollar ($1.00 USD) per share, as adjusted from time to time pursuant to Sections 9.1(c) and 9.2 of the Warrant Agreement (the "Exercise Price"). All payments required to be made hereunder shall be made in lawful money of the United States of America.

3. Exercise Period. This Warrant shall be exercisable, in whole or in part, on any Business Day, from and after the later of the date of issuance of this Warrant Certificate and until 5:00 p.m., New York City time, on December 31, 2012 (the "Exercise Period").

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by: (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Warrant Agent at its principal offices; and (b) the payment to the Warrant Agent for the account of the Company in the manner provided for and in an amount equal to the aggregate Exercise Price as set forth in Section 2 herein for the number of Warrant Shares being purchased.

5. Certificates for Warrant Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the Notice of Election. In case the holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the holder of this Warrant.

6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 6, be issuable on the exercise of any Warrant, the number of Warrant Shares so issued shall be rounded up to the nearest whole number.  No cash shall be payable in lieu of fractional shares or scrip representing fractional shares.

7. No Shareholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 7 shall limit the right of the holder to be provided the notices required under the Warrant Agreement.

8. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the holder. The transfer shall be recorded on the books of the Company upon

(i) the surrender of this Warrant, properly endorsed, or as otherwise provided for in Section 3 of the Warrant Agreement to the Warrant Agent at its principal offices, and (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

9. Company Right To Redeem.

9.1 Proportional Redemption. If the Company exercises any right to redeem, repurchase or retire any security issuable upon exercise of this Warrant, the Company may, at its option, upon not less than 30 days' nor more than 60 days' notice given to each Warrantholder, call for redemption a percentage of the Warrants held by each such Warrantholder equal to the percentage of the total number of outstanding shares or other units of such security being redeemed, repurchased or retired at a per-share redemption price equal to one-half of one cent per Warrant ($0.001).  The Company may exercise this right to redeem, repurchase or retire the Class A Warrants, at any time after one hundred twenty (120) days from the Effective Date, provided that the Registration Statement is then effective, at any time after the Company’s shares of common stock have traded over $1.50 for 10 consecutive trading days.

9.2 Redemption in General. In the event the Company exercises its right to redeem the Warrants, such Warrants will be exercisable until the close of business on the Business Day immediately preceding the date fixed for redemption in such notice (the "Call Date"). If any Warrant called for redemption is not exercised by such time, such Warrant shall cease to be exercisable and the holder thereof shall be entitled to receive only the redemption price specified in Subsection 9.1. Payment of the redemption price will be made by the Company in cash upon presentation and surrender of the Warrant Certificates representing such Warrants to the Company at its address.

9. Successors and Assigns. The terms and provisions of this Warrant and the Warrant Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

10. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Warrant Shares purchased under this Warrant at the time outstanding (including securities into which such Warrant Shares have been converted), each future holder of all such Warrant Shares, and the Company.

11. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one (1) business day after being sent, when sent by professional overnight courier service, or (iv) five (5) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing). Notices to the holder shall be sent to the address of the holder on the books of the Company (or at such other place as the holder shall notify the Company hereof in writing). Notices to the Warrant Agent shall be sent to the following address or to such other address, as the Warrant Agent shall indicate in a notice to the Company and the holder:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South
Denver, Colorado 80209

12. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

13. Governing Law. This Warrant shall be governed by the laws of Nevada (excluding the choice of law rules thereof).

14. Warrant Agreement. This Warrant is governed by and subject to the terms and conditions contained in the Warrant Agreement. In the event of a conflict between the provisions of the Warrant Agreement and this Warrant, the provisions of the Warrant Agreement shall govern. A copy of the Warrant Agreement may be obtained at no cost upon request from the Company at its principal office or from the Warrant Agent.

IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant to be executed by their respective officers thereunto duly authorized.

HYBRID DYNAMICS CORPORATION	CORPORATE STOCK TRANSFER, INC.
By:_______________________________	By:_______________________________

Print Name Title	Print Name Title

HYBRID DYNAMICS CORPORATION

CLASS A WARRANT NOTICE OF EXERCISE

To: Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Denver Colorado 80209

(a) The undersigned hereby elects to purchase ___________________ shares of Common Stock of HYBRID DYNAMICS CORPORATION (the "Company"), pursuant to the terms of the attached Class A Warrant and the Class A Warrant Agreement referenced therein. To the extent the undersigned is not exercising this Class A Warrant in full, please reissue and return to the undersigned a new warrant to purchase the remaining number of shares of Common Stock.

(b) Payment of the Exercise Price per share required under such Warrant accompanies this notice in the form of cash in the amount of __________________ by means of [check as applicable]: _____ wire transfer of immediately available funds to the Warrant Agent for the account of the Company, or _____ certified or official bank check or checks to the order of the Company.

[NAME]

Taxpayer I.D. No. or Soc. Sec. No

Address:

Name in which shares should be registered

Taxpayer I.D. No. or Soc. Sec. No

Address

Signature Date

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule l7Ad-15 of the Securities Exchange Act of 1934.

Signature Guaranteed by:
                                               HYBRID DYNAMICS CORPORATION

CLASS A WARRANT TRANSFER

To: Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Denver Colorado 80209

For value received, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________ the right to purchase __________________________ (________) shares of Common Stock, par value $0.000l5 per share, of HYBRID DYNAMICS CORPORATION (the "Corporation") pursuant to the attached Class A Warrant and does hereby irrevocably constitute and appoint ____________________________________ attorney to transfer the Class A Warrant, or such portion as is transferred hereby, on the books of the Corporation with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Class A Warrant certificate evidencing such transfer and to issue to the undersigned a new Warrant evidencing the right to purchase Common Stock for the balance not so transferred, if any.

[NAME]

Taxpayer I.D. No. or Soc. Sec. No

Address:

Name in which warrants should be registered

Taxpayer I.D. No. or Soc. Sec. No

Address

Signature Date

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule l7Ad-15 of the Securities Exchange Act of 1934.

Signature Guaranteed by: